K&L GATES LLP STATE STREET FINANCIAL CENTER ONE LINCOLN STREET BOSTON, MA 02111 T +1 617 261 3100 F +1 617 261 3175 klgates.com

June 9, 2014

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

333 West Wacker Drive

Suite 3300

Chicago, Illinois 60606

Re:	MuniFund Term Preferred Shares Issued in the Reorganizations of
Nuveen Massachusetts AMT-Free Municipal Income Fund and
Nuveen Massachusetts Dividend Advantage Municipal Fund into
Nuveen Massachusetts Premium Income Municipal Fund

Ladies and Gentlemen:

You have requested our opinion regarding the treatment under the Internal Revenue Code of 1986, as amended (the “Code”), of certain MuniFund Term Preferred Shares (“MTP Shares”) described below. The MTP Shares will be issued in the reorganizations (“Reorganizations” and each, a “Reorganization”) by and between Nuveen Massachusetts AMT-Free Municipal Income Fund, a Massachusetts business trust (“AMT-Free” or a “Target Fund”), and Nuveen Massachusetts Premium Income Municipal Fund, a Massachusetts business trust (the “Acquiring Fund”), and by and between Nuveen Massachusetts Dividend Advantage Municipal Fund, a Massachusetts business trust (“Dividend Advantage” or a “Target Fund” and, together with AMT-Free, the “Target Funds”), and the Acquiring Fund . The Target Funds and the Acquiring Fund are each referred to herein as a “Fund.”

The Reorganizations contemplate the transfer of substantially all the assets of each Target Fund to the Acquiring Fund solely in exchange for newly issued common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund Common Shares”), and newly issued MTP Shares, par value $0.01 per share and liquidation preference $10 per share, of the Acquiring Fund (“Acquiring Fund MTP Shares” and together with Acquiring Fund Common Shares, the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of substantially all the liabilities of each Target Fund. Thereafter, each Target Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund and the Target Fund will be dissolved under state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of October 9, 2013 (the “Plan”), entered into by the Target Funds and the Acquiring Fund.

klgates.com

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

June 9, 2014

In rendering our opinion, we have examined the Plan and the registration statement containing the Joint Proxy Statement/Prospectus relating to the Reorganization on Form N-14 (File No. 333-190942) filed by the Acquiring Fund with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”). We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. The opinion herein is subject to and conditioned upon the representations made by the Funds concerning factual matters (but not conclusions of law). The initial and continuing truth and accuracy of such representations at all relevant times constitutes an integral basis for the opinion expressed herein and our opinion is conditioned upon the initial and continuing truth and accuracy of such representations at all relevant times. Our opinion is based, in part, on the assumption that the Reorganizations described herein will occur in accordance with the terms of the Plan—without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved—and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan and in the Registration Statement, are accurate as of the date hereof and will be accurate on the effective date and at the time of the Reorganization (the “Effective Time”).

Facts

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusion.

AMT-Free has been registered and operated, since it commenced operations, as a closed- end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). AMT-Free’s common shares are listed and traded on the NYSE MKT. AMT- Free currently has outstanding 2.65% Series 2015 MTP Shares, with a par value of $0.01 per share and a liquidation preference of $10 per share. All the outstanding common shares and MTP Shares of AMT-Free are treated as equity for federal income tax purposes. AMT-Free is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

June 9, 2014

limitation the taxable year in which the Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which the Reorganization occurs.

Dividend Advantage has been registered and operated, since it commenced operations, as a closed-end management investment company under the 1940 Act. Dividend Advantage’s common shares are listed and traded on the NYSE MKT. Dividend Advantage currently has outstanding 2.60% Series 2015 MTP Shares, with a par value of $0.01 per share and a liquidation preference of $10 per share. All the outstanding common shares and MTP Shares of Dividend Advantage are treated as equity for federal income tax purposes. Dividend Advantage is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which the Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which the Reorganization occurs.

The Acquiring Fund similarly has been registered and operated, since it commenced operations, as a closed-end management investment company under the 1940 Act. Acquiring Fund Common Shares are listed and traded on the New York Stock Exchange (the “NYSE”). In addition to its common shares, the Acquiring Fund currently has outstanding two series of MTP Shares, par value of $0.01 per share and liquidation preference of $10 per share. These MTP Shares will remain outstanding following the completion of the Reorganization. As part of the Reorganization, the Acquiring Fund will issue a new series of Acquiring Fund MTP Shares, 2.65% Series 2015 #1, and a new series of Acquiring Fund MTP Shares, 2.60% Series 2015 . The Acquiring Fund Common Shares to be issued in the Reorganization will be treated as equity for federal income tax purposes. The Acquiring Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which the Reorganizations occur, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which the Reorganizations occur.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, the Acquiring Fund will acquire substantially all the assets of each Target Fund solely in exchange for newly issued Acquiring Fund Common Shares, newly issued Acquiring Fund MTP Shares and the assumption by the Acquiring Fund of substantially all the liabilities of each Target Fund. Thereafter, each Target Fund will distribute to its shareholders of record all

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

June 9, 2014

the Acquiring Fund Shares so received in complete liquidation of the Target Fund and the Target Fund will be dissolved under state law. The assets of each Target Fund to be acquired by the Acquiring Fund will include, without limitation, cash, securities, commodities, interests in futures, and dividends or interest receivables owned by such Target Fund and any deferred or prepaid expenses shown as an asset on the books of such Target Fund as of the closing of its Reorganization. Each Target Fund will retain assets sufficient to pay its liabilities that will not be assumed by the Acquiring Fund, including, without limitation, all accumulated and unpaid dividends on all outstanding MTP Shares of such Target Fund and all declared but unpaid dividends on all outstanding common shares of such Target Fund. In the Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of each Target Fund’s net assets and at least seventy percent (70%) of the fair market value of each Target Fund’s gross assets held immediately prior to the Reorganization.

The Acquiring Fund Common Shares issued to each Target Fund will have the same aggregate net asset value, as of the Valuation Time (as defined in the Plan), as the aggregate value of the net assets of such Target Fund transferred to the Acquiring Fund (net of the liquidation preference of all the outstanding MTP Shares of such Target Fund) as of such time. The number of Acquiring Fund MTP Shares, 2.65% Series 2015 #1, issued to AMT-Free will be equal to the number of AMT-Free MTP Shares, 2.65% Series 2015, outstanding immediately prior to the Reorganization and will consist solely of Acquiring Fund MTP Shares, 2.65% Series 2015 #1. The Acquiring Fund MTP Shares issued to AMT-Free will have the same liquidation preference and substantially identical terms as the MTP Shares of AMT-Free outstanding at the Effective Time for which they are exchanged. The number of Acquiring Fund MTP Shares, 2.60% Series 2015, issued to Dividend Advantage will be equal to the number of Dividend Advantage MTP Shares, 2.60% Series 2015, outstanding immediately prior to the Reorganization and will consist solely of Acquiring Fund MTP Shares, 2.60% Series 2015. The Acquiring Fund MTP Shares issued to Dividend Advantage will have the same liquidation preference and substantially identical terms as the MTP Shares of Dividend Advantage outstanding at the Effective Time for which they are exchanged. The “Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares” of each Fund accurately describes the features to which its MTP Shares are, or in the case of the new series of Acquiring Fund MTP Shares, will be subject.

After the Effective Time of the applicable Reorganization, AMT-Free will be liquidated and will distribute the newly issued Acquiring Fund Common Shares it received pro rata to its common shareholders of record in exchange for such shareholders’ AMT-Free common shares and will distribute one Acquiring Fund MTP Share, 2.65% Series 2015 #1, to its MTP shareholders of record for each MTP Share held by such shareholder. In such distribution,

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

June 9, 2014

Acquiring Fund MTP Shares will be distributed only to holders of, and in exchange for, the AMT-Free MTP Shares. After the Effective Time of the applicable Reorganization, Dividend Advantage will be liquidated and will distribute the newly issued Acquiring Fund Common Shares it received pro rata to its common shareholders of record in exchange for such shareholders’ Dividend Advantage common shares and will distribute one Acquiring Fund MTP Share, 2.60% Series 2015, to its MTP shareholders of record for each MTP Share held by such shareholder. In such distribution, Acquiring Fund MTP Shares will be distributed only to holders of, and in exchange for, the Dividend Advantage MTP Shares. No fractional Acquiring Fund Common Shares will be issued in connection with either Reorganization. In lieu thereof, the Acquiring Fund’s transfer agent, on behalf of the shareholders entitled to receive fractional Acquiring Fund Common Shares, will aggregate all fractional Acquiring Fund Common Shares and sell the resulting whole on the NYSE for the account of all shareholders of fractional interests, and each such shareholder will be entitled to a pro rata share of the proceeds from such sale.

As a result of each Reorganization, every common shareholder of the applicable Target Fund participating in the Reorganization will own Acquiring Fund Common Shares (including for this purpose any fractional shares to which they would be entitled) that will have an aggregate per share net asset value as of the Valuation Time equal to the aggregate per share net asset value of the Target Fund common shares held by such shareholder as of the Valuation Time and each holder of Target Fund MTP Shares will own Acquiring Fund MTP Shares with an aggregate liquidation preference and value as of the Effective Time equal to the aggregate liquidation preference and value of the Target Fund MTP Shares held by such shareholder as of the Effective Time.

Opinion

Based solely on the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations expressed herein, we are of the opinion that (i) the Acquiring Fund MTP Shares will be treated as equity in the Acquiring Fund for federal income tax purposes and (ii) the distributions made with respect to such MTP Shares will qualify as exempt-interest dividends to the extent they are reported as such by the Acquiring Fund and permitted by Section 852(b)(5)(A) of the Code.

This opinion is furnished to the Funds solely for their benefit in connection with the Reorganizations and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of the Funds and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing any lawyer-client

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

June 9, 2014

relationship with any shareholder of the Funds. We understand that Vedder Price P.C. may rely on the conclusion of this opinion as a factual assumption for purposes of issuing certain other opinions in connection with the Reorganizations. This letter is not to be relied upon for the benefit of any other person.

In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations, and qualifications:

1.	Our opinion is based upon our interpretation of the current provisions of the Code and current judicial decisions, administrative regulations, and published notices, rulings, and procedures. We have considered the positions of the Internal Revenue Service in published and private rulings. We note that there is no authority directly on point dealing with securities like the Acquiring Fund MTP Shares. Our opinion only represents our best judgment and is not binding on the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. Consequently, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

2.	Our opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter, whether federal, state, local or foreign, not specifically set forth in the foregoing opinion.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the discussion of this opinion, to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,